SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

DATE OF REPORT (Date of earliest event reported):	September 14, 2001

VIB Corp

(Exact name of registrant as specified in its charter)

California

(State or other jurisdiction of incorporation)

333-43021	33-0780371

(Commission File Number)	(IRS Employer I.D. Number)

1498 Main Street, El Centro, California	92243

(Address of principal executive offices)	(Zip Code)

(760) 337-3200

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Item 5. Other Events
Item 7. Financial Statements and Exhibits
SIGNATURES

Item 5. Other Events

     On September 14, 2001 the Company invested $2,000,000 in the Series A Convertible Preferred Stock of Lender Services Acquisition Corp., representing an 24.6% interest in the total issuance of the Series A Preferred Stock. Lender Services Acquisition Corp. is a newly organized Delaware corporation formed for the purpose of acquiring all of the outstanding stock of Diversified Capital Holdings, Inc., a California-based insurance holding company whose principal subsidiaries are Northern Counties Title Insurance Company, a title insurance underwriter, and South Coast Title Company, a title insurance agency.

     The Series A Preferred Stock was issued by Lender Services Acquisition Corp. pursuant to a private placement to financial institution holding companies. In addition to the 811,500 shares of the Series A Preferred Stock outstanding, Lender Services Acquisition Corp. has 109,090 shares of Common Stock outstanding. The Series A Preferred Stock is initially convertible into the Common on a one-for-one basis.

     On September 14, 2001, Lender Services Acquisition Corp. also consummated its acquisition of Diversified Capital Holdings, Inc.

Item 7. Financial Statements and Exhibits

     (a)  Financial Statements

Not applicable.

     (b)  Pro Forma Financial Information

Not applicable.

     (c)  List of Exhibits

Not applicable.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VIB CORP

Date: September 21, 2001	/s/ Harry G. Gooding, III

Harry G. Gooding, III Executive Vice President and Chief Financial Officer